

                                 Capitol Communities Corporation
                                Computation of Earnings Per Share

                                            UNAUDITED

                                                                  Six Months Ended
                                                                     March 31,
                                                        2002                            2001
                                                  -----------------            -----------------


Shares Outstanding Beginning of Period                   4,230,361                    4,230,361

Shares Issued During Period:
                October 18,2001                         16,100,000
                February 25, 2002                        4,200,000
                March 26, 2002                             145,000
                March 29, 2002                              75,000

                                                  -----------------            -----------------

Total Outstanding                                       24,750,361                    4,230,361

Weighted average number of shares outstanding           19,527,476                    4,230,361

Shares deemed outstanding from assumed
exercise of stock options                                        -                            -
                                                  -----------------            -----------------

Total                                                   19,527,476                    4,230,361
                                                  =================            =================

Earnings (loss) applicable to common shares            $ 2,249,078                   $ (911,413)
                                                  =================            =================

Earnings (loss) per share of common stock                  $ 0.115                     $ (0.215)
                                                  =================            =================



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